UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2018

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 7.01	Regulation FD Disclosure.

On May 3, 2018, Inpixon (the “Company”) issued a press release announcing that the Company received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it has regained compliance with the $2.5 million minimum stockholders’ equity requirement for continued listing on The NASDAQ Capital Market, as set forth in Nasdaq Listing Rule 5550(b)(1). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this current report on Form 8-K (this “Current Report”), including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Information.

As described in Item 7.01 of this Current Report, on May 2, 2018, the Company received a letter from the Nasdaq notifying the Company that it has regained compliance with the $2.5 million minimum stockholders’ equity requirement for continued listing on The NASDAQ Capital Market, as set forth in Nasdaq Listing Rule 5550(b)(1). As a result, the Panel has determined to continue the Company’s listing on The Nasdaq Stock Market and the matter is now closed.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

**99.1	Press Release issued on May 3, 2018

** Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: May 3, 2018	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

**99.1	Press Release issued on May 3, 2018

** Furnished herewith

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